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                                                                   EXHIBIT 23.1



                              CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference into this Current Report on Form 8-K/A and the further incorporation by reference into the Registration Statements on Form S-3 (Registration No. 33-80660), Form S-4 (Registration No. 33-84682), Form S-8 (Registration No. 33-84502), and
Form S-8 (Registration No. 33-61697) of Horizon/CMS Healthcare
Corporation of our report dated August 9, 1994, with respect to the consolidated financial statements and schedules of Continental Medical Systems, Inc. included in its Annual Report on Form 10-K (as amended by Amendment No. 1 on Form 10K/A) for the year ended June 30, 1994, filed with the Securities and Exchange Commission.


                                         /s/ ERNST & YOUNG LLP
                                             Ernst & Young LLP


Harrisburg, Pennsylvania
September 25, 1995